Exhibit 16(c)(xxii)

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Project Savanna DISCUSSION MATERIALS FOR THE BOARD OF DIRECTORS FEBRUARY 8, 2024 HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Confidential Treatment Requested on 2 pages, confidential information filed separately with the SEC

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Board of Directors (the “Board”) of Sharecare, Inc. (the “Company”) by Houlihan Lokey in connection with the Board’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with the materials. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Board, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Board. The materials are provided on a confidential basis solely for the information of the Board and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information was limited solely to performing such a review as it deemed necessary to support its own advice and analysis and was not on behalf of the Board. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as may be expressly contemplated by Houlihan Lokey’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Board. In preparing the materials Houlihan Lokey has acted as an independent contractor and nothing in the materials is intended to create or shall be construed as creating a fiduciary or other relationship between Houlihan Lokey and any party. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates. The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. The materials do not address the consideration to be paid or received in, the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise. Furthermore, the materials do not address the fairness of any portion or aspect of the Transaction to any party. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law. All budgets, projections, estimates, financial analyses, reports and other information with respect to operations reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Houlihan Lokey that would be material to its analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, any Transaction counterparty, any other Transaction participant, any other financially interested party with respect to any transaction, other entities or parties that are mentioned in the materials, or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investment funds, portfolio companies and representatives (collectively, the “Interested Parties”), or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients, which may have in the past included, or may currently or in the future include, one or more Interested Parties, for which services Houlihan Lokey has received, and may receive, compensation. Although Houlihan Lokey in the course of such activities and relationships or otherwise may have acquired, or may in the future acquire, information about one or more Interested Parties or the Transaction, or that otherwise may be of interest to the Board, or the Company, Houlihan Lokey shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Houlihan Lokey is in possession of such information, to the Board, or the Company or to use such information on behalf of the Board, or the Company. Houlihan Lokey’s personnel may make statements or provide advice that is contrary to information contained in the materials. Disclaimer 2

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Situation Overview 3 ƒ Since the last Board discussion on January 24th, the Company received proposals from on February 2nd and Claritas Capital on February 3rd ƒ has indicated that they remain interested in pursuing an acquisition ƒ This presentation summarizes these proposals and presents illustrative financial analysis to provide context with respect to the valuation outlined in the proposals *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Summary of Proposals Received 4 » Price ƒ $1.95 to $2.05 per share ƒ 90% - 100% premium to trailing 180-day closing price ƒ $1.60 – $2.00 per share ƒ 52% – 90% premium to closing price as of February 2 ƒ 37% – 71% premium to 30-day VWAP of $1.05 » Form of Consideration ƒ Cash ƒ Cash » Financing ƒ No new financing required to complete the transaction ƒ Transaction to be financed with a combination of equity and debt ‒ Approximately $125M to $150M of debt to be provided by a limited group of direct lenders ‒ Claritas may invest new equity and roll its current equity ‒ Potential to partner with other equity investors ƒ No financing conditionality expected » Assumptions ƒ Fully diluted share count (shares converting to common stock in a transaction) in the range of 395M, plus or minus 1% or 2% ƒ Elevance redemption rights on a change of control settled without cash or share dilution beyond the 5M common units that have been issued ƒ Fully diluted share count (shares converting to common stock in a transaction) of 382.6M – 393.4M shares » Due Diligence, Timing and Approvals ƒ Assuming imminent access to data room and management, able to complete due diligence and sign a definitive agreement expeditiously; would work in good faith to do so in advance of Savanna’s next earnings announcement date ƒ Board is highly supportive of the acquisition and this letter; required approvals not addressed ƒ Assuming prompt access to management and responses to diligence requests, able to complete due diligence in ~5 to ~6 weeks ƒ Investment committee approval required following completion of due diligence and negotiation of the Definitive Agreement (2/2/2024) Claritas Capital (2/3/2024) Source: Proposal letters from and Claritas Capital; discussions with Savanna management. *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Illustrative Analysis at Various Prices Company Perspective – Fully Diluted Shares Source: Company filings, Management estimates, Capital IQ as of 2/7/2024. Metrics <0 considered NM. Note: A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items. (1) Savanna Management estimates; (2) Unaffected share price as of the last close before Claritas’ 13D filing (10/10/2023); (3) Based on U.S. announced software transactions since February 2023, 25th – 75th percentile of 1-month premiums; (4) Range from 2/7/2023 to 2/7/2024 (5) Range represents 25th – 75th percentile of relevant transactions. 5 ($ and shares in millions, except per share data) Savanna NTM Revenue Multiples – Last 12 Months(4) Savanna NTM EBITDA Multiples – Last 12 Months(4) Digital Health NTM Revenue Multiples – Last 12 Months(4) Illustrative Transactions (LTM EBITDA) – Enterprise(5) Illustrative Transactions (LTM EBITDA) – Life Sciences(5) Premiums Paid – U.S. Public Tech Companies, Last 12 Months(3) Illustrative Transactions (LTM EBITDA) – Provider(5) 35% 0.4x 1.6x 1.0x 2.0x 5.9x 33.0x 13.7x 30.9x 11.2x 17.2x 10.8x 16.5x 55% 2024E Median: 2.0x Median Digital Health NTM EBITDA Multiples – Last 12 Months(4) 8.0x 30.0x 12.3x 16.5x 2024E Median: 16.5x 16.5x Current Illustrative Share Prices Price Per Share $1.06 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 Fully Diluted Shares (1/1/2024A)(1) 422.6 432.0 440.6 447.0 452.0 456.0 459.2 462.0 Equity Value $448 $648 $771 $894 $1,017 $1,140 $1,263 $1,386 Less: Net Cash (12/31/2023E)(1) (129) (129) (129) (129) (129) (129) (129) (129) Plus: Minority Interest (12/31/2023E)(1) (1) (1) (1) (1) (1) (1) (1) (1) Plus: Preferred Equity (12/31/2023E)(1) 50 50 50 50 50 50 50 50 Enterprise Value $369 $569 $692 $815 $938 $1,061 $1,184 $1,307 Premium / (Discount) to: Metric Current Share Price (2/7/2024) $1.06 - 42% 65% 89% 112% 136% 159% 183% Unaffected Share Price (10/10/23)(2) $0.94 13% 60% 87% 114% 141% 167% 194% 221% 52-Week High (2/8/2023) $2.70 (61%) (44%) (35%) (26%) (17%) (7%) 2% 11% 52-Week Low (8/29/2023) $0.77 38% 95% 127% 160% 192% 225% 257% 290% EV / Revenue 2023E $454 0.8x 1.3x 1.5x 1.8x 2.1x 2.3x 2.6x 2.9x 2024E $417 0.9x 1.4x 1.7x 2.0x 2.2x 2.5x 2.8x 3.1x EV / Adj. EBITDA 2023E $23 16.0x 24.7x 30.1x 35.4x 40.8x 46.1x 51.5x 56.8x 2024E $22 16.8x 25.9x 31.5x 37.0x 42.6x 48.2x 53.8x 59.4x Illustrative Premia / Multiple Ranges Implied Price Range $1.26 - $1.45 $0.58 - $1.70 $1.16 - $2.04 $0.49 - $1.82 $0.60 - $1.69 $0.90 - $1.73 $0.77 - $1.08 $0.75 - $1.05

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Summary of Financial Projections Source: Company filings, management projections, FactSet, Capital IQ as of 1/29/2024. Note: Segment revenue may not sum to total revenue due to rounding and different broker segment share of total revenues. (1) CG as of 1/3/2024, other brokers as of November 2023. Please see Appendix for further detail. 6 Consensus Revenue Projections(1) Management Revenue Projections (Feb-24) (Feb-24) Consensus Adj. EBITDA Projections(1) Management EBITDA Projections (Feb-24) (Feb-24) YoY Growth Enterprise Provider Life Sciences 3% (8%) 23% 3% 9% 10% Adj. EBITDA Margin Adj. EBITDA 5% 5% 15% 5% 9% 11% ($ in millions, except per share data) $258 $279 $305 $120 $134 $151 $77 $82 $454 $89 $495 $545 2023E 2024E 2025E $24 $46 $59 2023E 2024E 2025E ( ) $254 $209 $283 $368 $119 $123 $138 $151 $81 $86 $91 $98 $454 $417 $512 $616 2023E 2024E 2025E 2026E Adj EBIT $23 $22 $62 $92 2023E 2024E 2025E 2026E 20% 12%